UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2016

BTHC X Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52237	20-5456047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Argyrokastrou Street Voula 16673 Athens, Greece	n/a
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +30 210 899 2896

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2016, BTHC X, Inc., a Delaware corporation (the “Company”) entered into a contribution agreement (the Contribution Agreement”) by and among the Company, iOra Software Limited, a company formed under the laws of England and Wales (“iOra”), Stocksfield Limited (“Stocksfield”), a company formed under the laws of England and Wales, Lexalytics, Inc., a Massachusetts corporation (“Lexalytics”) (Stocksfield and Lexalytics are collectively referred to as the “Contributors”), Mark Thompson in his capacity as representative for the Contributors (the “Contributor Representative”), Ramada Holdings, Inc., a company formed under the Laws of the Marshall Islands (“Ramada”), and George Syllantavos, in his capacity as representative for the Company (the “Company Representative”) and individually. The transactions contemplated by the Contribution Agreement are expected to close in the coming weeks

Pursuant to the Contribution Agreement, the Contributors will contribute $75,000 and all of the outstanding equity securities in iOra to the Company in exchange for 6,323,530 shares of the Company’s Series A Convertible Preferred Stock (for which the Company will file a Certificate of Designation prior to the closing), which will be convertible into approximately 260 million shares of the Company’s common stock once the Company’s certificate of incorporation is amended to increase its authorized shares. In addition, the Company will issue 2,966,531 shares of the Company’s Series A Convertible Preferred Stock (the “Earnout Shares”), which will be convertible into approximately 122 million shares of the Company’s common stock once the Company’s certificate of incorporation is amended to increase its authorized shares, in the name of a trustee pursuant to a voting trust agreement. If certain earn-out targets specified in the Contribution Agreement are met, the Earnout Shares will be issued to the Contributors. If the earn-out targets are not met, the Earnout Shares will be issued to the stockholders of the Company. The Series A Convertible Preferred Stock will have the right to vote with the Company’s common stock on an as-converted basis. While the Earn-Out Shares are held by the trustee, the Contributor Representative has all voting rights related to those shares.

Upon the closing, the Company will issue 709,939 shares of its Series A Convertible Preferred Stock, which will be convertible into approximately 29.2 million shares of the Company’s common stock once the Company’s certificate of incorporation is amended to increase its authorized shares, to certain stockholders of the Company who have outstanding loans to the Company in exchange for the cancellation of such loans.

The Contribution Agreement contains customary representations and warranties, pre- and post-closing covenants of each party, and customary closing conditions.

The Business Combination will be treated as a “reverse acquisition” of the Company for financial accounting purposes, iOra will be considered the accounting acquirer and the historical financial statements of the Company before the Business Combination will be replaced with the historical financial statements of iOra and its consolidated entities before the Business Combination in all future filings with the SEC. Upon closing, the Company will cease to be considered a shell company.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. There are representations and warranties contained in the Contribution Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Contribution Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based on the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

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Changes Resulting from the Transaction

At the closing of the transactions contemplated by the Contribution Agreement, the Company, through its subsidiaries, will be engaged in the business of providing data replication, compression and cyber security technologies and related services.

Lockup Agreement and Voting Agreement

At the closing of the transactions contemplated by the Contribution Agreement, the Contributors, Ramada, George Syllantavos and certain other shareholders of the Company (as further set forth in the Contribution Agreement) will enter into lock-up agreements. In addition, the Contributors, Ramada, and George Syllantavos will enter into a voting agreement that will provide that, for a period of one (1) year after the closing, the parties thereto will agree to vote in favor of the designee of Ramada to the Board of Directors of the Company.

Departure and Appointment of Directors and Officers

At the closing of the transactions contemplated by the Contribution Agreement, the Company’s Board of Directors is expected to be comprised of three members, Mark Thompson and Michael Fasci, who will be appointed to the Board of Directors at closing, and George Syllantavos, who will remain on the Board of Directors.

In addition, at the closing, the Company’s President, Secretary and Treasurer, Mr. Syllantavos, will resign from those positions and Mr. Thompson will be appointed to the position of President, Chief Executive Officer and Chairman of the Board of Directors, Mr. Fasci will be appointed to the position of Chief Financial Officer, Director, Treasurer and Secretary, and David L.A. Morgan, will be appointed to the position of Chief Operating Officer.

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ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Contribution Agreement dated December 31, 2016 (1)

(1)	Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2017	BTHC X INC.

	By:	/s/ George Syllantavos
	Name:	George Syllantavos
	Title:	Chief Executive Officer

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